UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OF 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 10, 2009

NEUROMETRIX, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33351	04-3308180
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

62 Fourth Avenue

Waltham, Massachusetts 02451

(Address of Principal Executive Offices)  (Zip Code)

(781) 890-9989

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

NeuroMetrix, Inc. (the “Company”) appointed Thomas T. Higgins, 58, as Senior Vice President and Chief Financial Officer of the Company, effective as of September 10, 2009.

Prior to joining NeuroMetrix, Mr. Higgins was Executive Vice President and Chief Financial Officer at Caliper Life Sciences, Inc., a provider of technology and services for life sciences research, during the period starting in 2005 which saw strong revenue growth, product line expansion via acquisitions, and substantial improvement in its financial results.  Before Caliper, Mr. Higgins was Executive Vice President, Operations and Chief Financial Officer at V.I. Technologies, Inc. (“Vitex”), a biotechnology company addressing blood safety.  Mr. Higgins directed the financial side of the business, including fund raising, and was also responsible for Vitex’ FDA-regulated plasma manufacturing business until its divestiture in 2001.

Pursuant to a letter agreement, Mr. Higgins will be paid a base salary of $275,000 per year with a targeted award bonus for 2009 equal to 40% of the base salary.  In connection with his appointment, Mr. Higgins was awarded a stock option grant under the Company’s 2009 Non-Qualified Inducement Stock Plan to purchase 100,000 shares of the Company’s common stock with an exercise price equal to the closing price of the Company’s common stock on September 10, 2009.  The stock option will vest over a period of time, with 25% vesting one year after the start date and 1/16 vesting each quarter thereafter.  In addition, Mr. Higgins will be paid a severance equal to nine months base salary in the event his employment is terminated under certain circumstances.

Mr. Higgins also entered into an indemnification agreement (the “Indemnification Agreement”) with the Company on September 10, 2009.  Pursuant to the terms of the Indemnification Agreement, the Company agreed to indemnify Mr. Higgins for expenses (including attorneys’ fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by Mr. Higgins in connection with an action, suit or proceeding to which he is or is threatened to be made a party by reason of his positions as principal financial officer and principal accounting officer of the Company, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, in any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except that, in the case of actions brought by or in the right of the Company, no indemnification shall be made with respect to any claim, issue or matter as to which he shall have been adjudged to be liable to the Company unless and only to the extent that the adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, Mr. Higgins is fairly and reasonably entitled to indemnification for such expenses which the court shall deem proper.

Joseph A Calo has been the Acting Chief Financial Officer of the Company since July 22, 2008.  In connection with the appointment of Mr. Higgins, Mr. Calo resigned from such position effective September 10, 2009 but will continue as a consultant to the Company.

The foregoing descriptions of the letter agreement and the Indemnification Agreement are not complete and are qualified in their entirety by reference to the letter agreement and the Indemnification Agreement, which are filed as Exhibits 10.1 and 10.2, respectively hereto, and are incorporated herein by reference.

Item 9.01                                             Financial Statements and Exhibits.

(d)           Exhibits

Exhibit Number	Description

10.1	Letter Agreement between NeuroMetrix, Inc. and Thomas T. Higgins, dated August 31, 2009

10.2	Indemnification Agreement, dated September 10, 2009, by and between NeuroMetrix, Inc. and Thomas T. Higgins

99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be filed on its behalf by the undersigned, hereunto duly authorized.

NEUROMETRIX, INC .

Dated: September 15, 2009	By:
/s/ Shai N. Gozani, M.D., Ph.D.
Shai N. Gozani, M.D., Ph.D. President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Letter Agreement between NeuroMetrix, Inc. and Thomas T. Higgins, dated August 31, 2009

10.2	Indemnification Agreement, dated September 10, 2009, by and between NeuroMetrix, Inc. and Thomas T. Higgins

99.1	Press Release